Exhibit 99.1

MRC Global Announces Fourth Quarter and Full Year 2021

Earnings Release and Conference Call Schedule

HOUSTON, TX – December 7, 2021 – MRC Global Inc. (NYSE: MRC) will release its fourth quarter and full year 2021 results on February 15, 2022 after the market closes. In conjunction with the release, the company will host a conference call, which will be webcast, on Wednesday, February 16, 2022 at 10:00 a.m. Eastern / 9:00 a.m. Central.

What:	MRC Global Fourth Quarter and Full Year 2021 Earnings Conference Call

When:	Wednesday, February 16, 2022 at 10:00 a.m. Eastern / 9:00 a.m. Central

How:	Via phone -- Dial 201-689-8261 and ask for the MRC Global call at least 10 minutes prior to the start time, or via webcast -- at http://www.mrcglobal.com

A replay will be available through March 2, 2022 by dialing 201-612-7415 using passcode 13725580#. An archive of the webcast will be available shortly after the call at www.mrcglobal.com for 90 days.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global (NYSE: MRC) is the leading global distributor of pipe, valves, fittings (PVF) and other infrastructure products and services to diversified end-markets including the gas utilities, downstream, industrial and energy transition, upstream production, and midstream pipeline sectors. With over 100 years of experience, MRC Global has provided customers with innovative supply chain solutions, technical product expertise and a robust digital platform from a worldwide network of 220 locations including valve and engineering centers. The company’s unmatched quality assurance program offers 200,000 SKUs from 10,000 suppliers, simplifying the supply chain for over 12,000 customers. Find out more at www.mrcglobal.com

Contact:

Monica Broughton Investor Relations
MRC Global Inc.
Monica.Broughton@mrcglobal.com
832-308-2847

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